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              [LETTERHEAD OF McGLADREY & PULLEN LLP APPEARS HERE]

                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Registration Statement of AccuStaff Incorporated on Form S-3 and related Prospectus of our report dated November 29, 1995 (relating to the financial statements of Computer Professionals, Inc.), included in the Current Report on Form 8-K/A of AccuStaff Incorporated dated October 31, 1995. We also consent to reference to our Firm under the caption "Experts."


/s/ McGladrey & Pullen  LLP
Charlotte, North Carolina
December 9, 1996